Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                       Contact:                      David M. Findlay
                                                                                                                                                Executive Vice President-
                                                                                                                                                Administration and
                                                                                                                                                Chief Financial Officer
                                                                                                                                                (574) 267-9197
                                                                                                                                                 david.findlay@lakecitybank.com

Lakeland Financial Corporation to Present at the
INVESTIndiana Equity Conference
September 9, 2010

Warsaw, Indiana (September, 2 , 2010) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, will be presenting at the 2010 INVESTIndiana Equity Conference on Thursday, September 9 at 11:30 a.m. EDT in Indianapolis.

Interested investors may view a copy of the slides used in the presentation by accessing the Investor Relations section at www.lakecitybank.com and choosing the Presentations section.

Lakeland Financial Corporation is a $2.6 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.